As filed with the Securities and Exchange Commission on May 21, 2025

Registration No. 333-175889

Registration No. 333-190178

Registration No. 333-197916

Registration No. 333-205933

Registration No. 333-212871

Registration No. 333-223020

Registration No. 333-226971

Registration No. 333-234501

Registration No. 333-240301

Registration No. 333-266530

Registration No. 333-273554

Registration No. 333-281163

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-175889)

Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-190178)

Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-197916)

Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-205933)

Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-212871)

Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-223020)

Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-226971)

Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-234501)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-240301)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-266530)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-273554)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-281163)

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEUROCRINE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0525145
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6027 Edgewood Bend Court

San Diego, CA 92130

(Address of Principal Executive Offices)

Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan

Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan

Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan

(Full Title of the Plan)

Kyle W. Gano, Ph.D.

Chief Executive Officer

Neurocrine Biosciences, Inc.

6027 Edgewood Bend Court

San Diego, CA 92130

(Name and Address of Agent for Service)

(858) 617-7600

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Darin M. Lippoldt Chief Legal Officer Neurocrine Biosciences, Inc. 6027 Edgewood Bend Court San Diego, CA 92130 (858) 617-7600	Jason L. Kent, Esq. Carlos A. Ramirez, Esq. Cooley LLP 10265 Science Center Dr San Diego, CA 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Neurocrine Biosciences, Inc. (the “Registrant”) hereby amends its registration statements on Form S-8 (File Nos. 333-175889, 333-190178, 333-197916, 333-205933, 333-212871, 333-223020, 333-226971, 333-234501, 333-240301, 333-266530, 333-273554 and 333-281163) (collectively, the “Registration Statements”) by filing this Post-Effective Amendment to the Registration Statements (this “Post-Effective Amendment”) to reflect that the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) was replaced by the Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan (the “2025 Plan”).

On May 21, 2025 (the “Effective Date”), the Registrant’s stockholders approved the 2025 Plan, which is the successor to the 2020 Plan. No additional awards will be granted under the 2020 Plan. The maximum number of shares of the Registrant’s common stock that may be issued pursuant to the 2025 Plan will not exceed 26,551,111, which number is the sum of (i) 7,625,526 shares (which is equal to (x) 7,800,000 new shares, minus (y) 174,474 shares that were granted under the 2020 Plan after March 24, 2025 and prior to the Effective Date), plus (ii) an estimated 18,925,585 Prior Plans’ Returning Shares (as defined in the 2025 Plan) that may become available for grant under the 2025 Plan as such shares become available from time to time.

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as originally disclosed in the Registration Statements, the Registrant is filing this Post-Effective Amendment to reflect that, as of the Effective Date, the Prior Plans’ Returning Shares may be issued under the 2025 Plan and to file as an exhibit hereto a copy of the 2025 Plan. This Post-Effective Amendment amends and supplements the items listed below. All other items of the Registration Statements are incorporated herein by reference without change.

Contemporaneously with the filing of this Post-Effective Amendment, the Registrant is filing a Registration Statement on Form S-8 to register 7,625,526 shares of the Registrant’s common stock authorized for issuance pursuant to the 2025 Plan, which amount excludes the Prior Plans’ Returning Shares. No additional shares of the Registrant’s common stock are being registered by this Post-Effective Amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into the Registration Statements:

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December  31, 2024, filed with the Commission on February 10, 2025;

2. The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Commission on May 5, 2025;

3. The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof), filed with the Commission on January 27, 2025 and April 4, 2025;

4. The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from the Registrant’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the Commission on April  9, 2025; and

5. The description of the Registrant’s common stock set forth in the registration statement on Form 8-A, filed with the Commission on April  3, 1996, including any amendments or reports filed for the purposes of updating this description, including Exhibit 4.4 of the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 7, 2020.

All documents, reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Post-Effective Amendment and prior to the filing of a post-effective amendment to the Registration Statements which indicates that all securities offered thereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statements and to be a part of the Registration Statements from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into the Registration Statements. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statements to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of the Registration Statements, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) generally allows the Registrant to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Registrant if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Registrant’s board of directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

The Registrant’s bylaws, as amended, provide for indemnification of its directors and officers to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation for the elimination of the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except (i) where the director or officer breached their duty of loyalty, (ii) where the director or officer failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, (iii) where the director authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, (iv) where the director or officer obtained an improper personal benefit or (v) with respect to an officer, in any action by or in the right of the corporation. The Registrant’s certificate of incorporation, as amended, provides for such a provision with respect to the Registrant’s directors. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

As permitted by the DGCL, the Registrant has entered into indemnity agreements with each of its executive officers and directors. The indemnity agreements incorporate the relevant provisions of the DGCL and require the Registrant, among other things, to indemnify its executive officers and directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by each executive officer or director in any action or proceeding arising out of their services as one of the Registrant’s executive officers or directors, or to any of the Registrant’s subsidiaries or any other company or enterprise to which such person provides services at the Registrant’s request.

There is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit

4.1	Description:	Certificate of Incorporation, as amended

	Reference:	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed on November 5, 2018

4.2	Description:	Bylaws, as amended

	Reference:	Incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q filed on October 30, 2024

4.3	Description:	Form of Common Stock Certificate

	Reference:	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-03172)

4.4	Description:	Description of Common Stock of the Registrant

	Reference:	Incorporated by reference to Exhibit 4.4 of the Registrant’s Annual Report on Form 10-K filed on February 7, 2020

5.1	Description:	Opinion of Cooley LLP

23.1	Description:	Consent of Independent Registered Public Accounting Firm

23.2	Description:	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Description:	Power of Attorney (included on the signature page hereto)

99.1	Description:	Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan, as amended

	Reference:	Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed on October 30, 2024

99.2	Description:	Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan, as amended

	Reference:	Incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed on October 30, 2024

99.3	Description:	Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan

	Reference:	Incorporated by reference to Exhibit 99.2 of the Company’s Registration Statement on Form S-8 (Registration No. 333-287477)

99.4	Description:	Form of Standard Stock Option Grant Notice and Option Agreement for use under the Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan

	Reference:	Incorporated by reference to Exhibit 99.3 of the Company’s Registration Statement on Form S-8 (Registration No. 333-287477)

99.5	Description:	Form of Standard Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for use under the Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan

	Reference:	Incorporated by reference to Exhibit 99.4 of the Company’s Registration Statement on Form S-8 (Registration No. 333-287477)

99.6	Description:	Form of Director Stock Option Grant Notice and Option Agreement for use under the Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan

	Reference:	Incorporated by reference to Exhibit 99.5 of the Company’s Registration Statement on Form S-8 (Registration No. 333-287477)

99.7	Description:	Form of Director Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for use under the Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan

	Reference:	Incorporated by reference to Exhibit 99.6 of the Company’s Registration Statement on Form S-8 (Registration No. 333-287477)

99.8	Description:	Form of Non-U.S. Stock Option Grant Notice and Option Agreement for use under the Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan

	Reference:	Incorporated by reference to Exhibit 99.7 of the Company’s Registration Statement on Form S-8 (Registration No. 333-287477)

99.9	Description:	Form of Non-U.S. Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for use under the Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan

	Reference:	Incorporated by reference to Exhibit 99.8 of the Company’s Registration Statement on Form S-8 (Registration No. 333-287477)

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to each Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 21, 2025.

NEUROCRINE BIOSCIENCES, INC.

By:	/s/ Kyle W. Gano
Kyle W. Gano, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints KYLE W. GANO, PH.D., MATTHEW C. ABERNETHY and DARIN LIPPOLDT, and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment and any and all amendments (including post-effective amendments) to the Registration Statements (File Nos. 333-175889, 333-190178, 333-197916, 333-205933, 333-212871, 333-223020, 333-226971, 333-234501, 333-240301, 333-266530, 333-273554 and 333-281163), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kyle W. Gano Kyle W. Gano, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2025

/s/ Matthew C. Abernethy Matthew C. Abernethy	Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2025

/s/ William H. Rastetter William H. Rastetter, Ph.D.	Chairman of the Board of Directors	May 21, 2025

/s/ Kevin C. Gorman Kevin C. Gorman, Ph.D.	Director	May 21, 2025

/s/ Gary A. Lyons Gary A. Lyons	Director	May 21, 2025

/s/ Johanna Mercier Johanna Mercier	Director	May 21, 2025

/s/ George J. Morrow George J. Morrow	Director	May 21, 2025

/s/ Leslie V. Norwalk Leslie V. Norwalk	Director	May 21, 2025

Signature	Title	Date
/s/ Christine A. Poon Christine A. Poon	Director	May 21, 2025

/s/ Richard F. Pops Richard F. Pops	Director	May 21, 2025

/s/ Shalini Sharp Shalini Sharp	Director	May 21, 2025

/s/ Stephen A. Sherwin Stephen A. Sherwin, M.D.	Director	May 21, 2025